UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2015

Beacon Roofing Supply, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50924	36-4173371
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

505 Huntmar Park Drive, Suite 300, Herndon, VA	20170
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (571) 323-3939

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 18, 2015, Beacon Roofing Supply, Inc. issued a press release made pursuant to Rule 135c promulgated under the Securities Act of 1933, as amended (the “Securities Act”), announcing that it intends to offer, in a private offering subject to market and other conditions, $300 million aggregate principal amount of its senior notes due 2023 (the “Notes”). A copy of the press release announcing the private offering of the Notes is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The Notes and related subsidiary guarantees will be offered in the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and, outside the United States, only to certain non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes and related subsidiary guarantees have not been registered under the Securities Act or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.

This report shall not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Beacon Roofing Supply, Inc. press release dated September 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON ROOFING SUPPLY, INC.

By:	/s/ Joseph M. Nowicki
Name: Joseph M. Nowicki
Title: Executive Vice President and CFO

Date: September 18, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Beacon Roofing Supply, Inc. press release dated September 18, 2015